EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC Registration Numbers 33-56622, 33-78462, 33-87348, 333-11216, 333-11370, 333-13680 and 333-92124) of Creative Technology Ltd. of our report dated August 5, 2003, relating to the financial statements which appears in this Annual Report on Form 20-F. We also consent to the incorporation by reference of our report dated August 5, 2003, relating to the Financial Statement Schedule, which appears in this Form 20-F.

PricewaterhouseCoopers

Singapore

November 19, 2003